Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

between

CHAPARRAL ENERGY, INC.,

ALTOMA ENERGY

and

FISCHER INVESTMENTS, L.L.C.

as Sellers

and

CHESAPEAKE ENERGY CORPORATION,

as Purchaser

dated as of

September 1, 2006

4.4	Prior Obligations	13
4.5	Litigation	13
4.6	Consents and Approvals	13
4.7	No Breach; Governmental Authorizations	13
4.8	Powers of Attorney	14

5. Representations and Warranties of the Purchaser		14

5.1	Organization and Existence	14
5.2	No Conflict	14
5.3	Authority; Enforceability	14
5.4	Consents	15
5.5	Investment Representations	15
5.6	Purchaser Filings and Reports	15
5.7	Fees	17

6. Nature and Survival of Representations and Warranties; Indemnity		17

6.1	Survival of Representations and Warranties	17
6.2	Indemnity by the Company	17
6.3	Indemnity by the Selling Stockholders	17
6.4	Indemnity by the Purchaser	17
6.5	Limitation of Liability	18
6.6	Exclusive Remedy	18

7. Conditions Precedent		19

7.1	Certain Actions	19
7.2	Representations and Warranties	19
7.3	Related Agreements	19
7.4	Material Adverse Change; Purchaser Material Adverse Change	19
7.5	Company Requirements	20
7.6	Opinions of Counsel	20
7.7	Delivery of Company Shares and Exchange Shares	20
7.8	Evidence of Authority; Good Standing	20
7.9	HSR Act	20

8. Miscellaneous		20

8.1	Financial Statements and Other Information	20
8.2	Expenses	21
8.3	Notices	21
8.4	Entire Agreement; Amendments	22
8.5	Assignment	22
8.6	No Third Party Rights	23
8.7	Counterparts	23
8.8	Headings: Interpretation	23
8.9	Governing Law	23
8.10	Arbitration	23

8.11	Attorney Fees	24
8.12	Severability	24
8.13	JOINT ACKNOWLEDGMENT	24

EXHIBITS

Exhibit A	Selling Stockholders – SH Shares
Exhibit B	Form of Stockholders Agreement
Exhibit C	Form of Amended and Restated Certificate of Incorporation
Exhibit D	Form of Amended and Restated Bylaws
Exhibit E	Forms of Opinions of Counsel to the Company and Sellers
Exhibit F	Form of Opinion of Purchaser

SCHEDULES

Schedule 3.2	Phantom Unit Plan
Schedule 3.6	Subsidiaries
Schedule 3.7(a)	Liens Against Assets
Schedule 3.10	Reports; Financial Statements
Schedule 3.11	Compliance With Laws; OSHA
Schedule 3.13	ERISA
Schedule 3.18	Absence of Certain Developments
Schedule 3.19	Brokerage Fees
Schedule 5.6	Purchaser Filings

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT is entered into this 1st day of September, 2006 (“Agreement”), between CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Purchaser”) and CHAPARRAL ENERGY, INC., a Delaware corporation (the “Company”), ALTOMA ENERGY, an Oklahoma general partnership (“Altoma”), and FISCHER INVESTMENTS, L.L.C. (the “Fischer” and collectively with Altoma, the “Selling Stockholders” and collectively with Altoma and the Company, the “Sellers”).

BACKGROUND:

A. The Sellers desire to sell on the terms and conditions set forth in this Agreement an aggregate of 361.2903226 shares (as defined below) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which 131.6129032 shares are being sold by the Company and 229.6774194 shares are being sold by the Selling Stockholders in accordance with the allocation set forth on Exhibit A attached hereto.

B. The Purchaser desires to acquire the Shares on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants herein contained, the parties hereby agree as follows:

1. Purchase and Sale.

1.1	Consideration. The Company hereby agrees to issue and sell to the Purchaser 131.6129032 shares of Common Stock (together with any shares of Common Stock issued or issuable after the date hereof and prior to the Closing in connection with such shares pursuant to a stock split or stock dividend, the “Company Shares”), and the Purchaser hereby agrees to purchase the Company Shares for a per share purchase price $775,000 per current outstanding share and an aggregate purchase price of $102,000,000 (the “Company Purchase Price”). Each Selling Stockholder agrees to sell to the Purchaser the number of shares of Common Stock set forth on Exhibit A for such Selling Stockholder (together with any shares of Common Stock issued or issuable after the date hereof and prior to the Closing in connection with such shares pursuant to a stock split or stock dividend, the “SH Shares” and, collectively with the Company Shares, the “Shares”), and the Purchaser hereby agrees to purchase the SH Shares for a per share purchase price $775,000 per Share and an aggregate purchase price of $178,000,000 (the “SH Purchase Price” and collectively with the Company Purchase Price, the “Purchase Price”). The SH Purchase Price will be allocated among the Selling Stockholders in accordance with Exhibit A and $40,000,000.00 of the SH Purchase Price payable to Altoma will be paid by delivery to Altoma of the number of shares of the Purchaser’s common stock (“CEC Stock”) determined by dividing $40,000,000.00 by the Exchange Price (the “Exchange Shares”). The “Exchange Price” will be determined by adding the closing price of the CEC Stock as quoted on the New York Stock Exchange as of the close of business on the third (3rd) through the twelfth (12th) business trading days preceding the Closing Date and dividing the sum by ten (10). The Exchange Shares portion of the SH Purchase Price will be delivered through The Depository Trust Company or in such other manner as is mutually agreed to by the Purchaser and Altoma. The cash portion of the Purchase Price will be payable by wire transfer of immediately available funds at the closing of the transactions contemplated by this Agreement and the Related Agreements (as hereinafter defined) by the parties hereto (the “Closing”).

1.2	Authorization.

(a) The Company agrees that the Company Shares to be issued and sold by the Company to the Purchaser shall be duly authorized and issued, and shall be fully paid and nonassessable, and upon delivery to the Purchaser will vest full, valid and legal title to the Company Shares in the Purchaser.

(b) Each Selling Stockholder agrees that the SH Shares to be sold by such Selling Stockholder to the Purchaser have been duly authorized and issued, and are fully paid and nonassessable, and will not be subject to any fees, encumbrances, pledges or “adverse claims” (as Section 8-102(a)(1) of the Uniform Commercial Code of the State of Oklahoma defines that term) created by such Selling Stockholder, and upon delivery to the Purchaser will vest full, valid and legal title to the SH Shares in the Purchaser.

(c) The Purchaser agrees that the Exchange Shares to be issued and sold by the Purchaser to Altoma shall be duly authorized and issued, and shall be fully paid and nonassessable, and upon delivery to Altoma will vest full, valid and legal title to the Exchange Shares in Altoma.

1.3	Stockholders Agreement. Simultaneously with the Closing of the transactions contemplated by this Agreement, the Company, the Selling Stockholders and the Purchaser will enter into a Stockholders Agreement in substantially the form attached hereto as Exhibit B (the “Stockholders Agreement”).

2. The Closing.

2.1	Closing Date. The Closing shall take place at the offices of Chaparral Energy, Inc., 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114 on the later of September 22, 2006 or five (5) business days after the date all of the conditions precedent set forth in Section 7 of this Agreement have been satisfied (the “Closing Date”).

2.2	Payment and Delivery. At the Closing: (a) the Purchaser shall pay the Purchase Price (including the Exchange Shares) to the Sellers in accordance with the allocations set forth in Exhibit A; (b) each Seller will deliver to the Purchaser a certificate or certificates representing such Seller’s Shares; and (c) all parties thereto will execute and deliver the Stockholders Agreement and the other documents to be executed and delivered pursuant to the terms of this Agreement (the “Related Agreements”). The certificates for Shares shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED , 2006. A COPY OF THIS AGREEMENT IS AVAILABLE UPON REQUEST TO THE COMPANY.

3. Representations and Warranties of the Company. As an inducement to the Purchaser to enter into this Agreement the Company represents and warrants to the Purchaser that:

3.1	Organization and Existence. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and is qualified to do business in those jurisdictions where its lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company or any of its subsidiaries taken as whole (a “Material Adverse Effect”). The Company has delivered to the Purchaser complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. Copies of the forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company to be in effect on the Closing Date are attached hereto as Exhibits C and D, respectively.

3.2	Capitalization: Ownership of Stock: Authorization.

(a) As of the date of this Agreement, the authorized capital of the Company consists of 2,000 shares of Common Stock and no shares of preferred stock. As of the date of this Agreement, the Company had (a) 1,000 issued and outstanding shares of Common Stock; (b) no shares of preferred stock outstanding; (c) no treasury shares; and (d) no securities outstanding that may be converted into underlying shares of Common Stock. As of June 30, 2006, the Company had granted or was authorized to grant awards of units under the Company’s Phantom

Unit Plan more particularly described in Schedule 3.2 (the “Phantom Unit Plan”). Other than the registration rights to be granted to the Purchaser in accordance with the transactions contemplated hereby and to the other parties to the Stockholders’ Agreement as set forth therein, the Company has not granted any registration rights that are currently in effect, including demand or piggy-back registration rights. Except as set forth in this Section 3.2, there are no outstanding or authorized subscriptions, options, warrants, rights, conversion rights, phantom rights, preemptive rights, stock appreciation rights, calls, commitments or any other understandings or agreements entitling any person to receive equity of the Company. Upon issuance of the Company Shares to the Purchaser and the purchase of the SH Shares, the Purchaser will be the record and beneficial owner of the Shares and the Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable. As a result of the issuance of the Company Shares, the Company is not, nor will it become, obligated to issue any additional shares of capital stock (preferred or common) to any officer, director, stockholder or other person.

(b) As of the Closing Date, the authorized capital of the Company will consist of 3,000,000 shares of Common Stock and 600,000 shares of preferred stock, issuable in series (the “Preferred Stock”). After the date of this Agreement and prior to Closing, the Company shall effect a 775-for-1 stock split in the form of a stock dividend of 774 shares of Common Stock for each share of Common Stock outstanding on the date of this Agreement. As of the Closing Date, the Company will have (a) 877,000 issued and outstanding shares of Common Stock (excluding shares of restricted stock which may be issued in exchange for units issued under the Phantom Unit Plan); (b) no shares of Preferred Stock outstanding; (c) no treasury shares; and (d) no securities outstanding that may be converted into underlying shares of Common Stock. As of or after the date of this Agreement and prior to Closing, the Company may adopt an equity incentive plan authorizing the Company to issue awards for a number of shares of Common Stock up to an amount equal to 5% of the fully-diluted shares of Common Stock, based upon (i) the then-outstanding shares of Common Stock, (ii) the shares of Common Stock to be issued by the Company pursuant to this Agreement (as set forth on Exhibit A) and (iii) such authorized shares under the plan. A portion of these authorized shares may be issued in exchange for units issued under the Phantom Unit Plan. Upon consummation of the Closing of the transactions pursuant to this Agreement, the Purchaser will own not less than 30.0% of the Common Stock of the Company on a fully diluted basis, provided, such fully diluted basis shall not include Common Stock which may in the future be issued in exchange for or payment of awards outstanding under the Company’s Phantom Unit Plan.

3.3	No Conflicts. The execution and delivery of this Agreement and the Related Agreements by the Company and performance by the Company hereunder and thereunder, will not result in a violation or breach of any term or provision of or constitute a default or accelerate the performance required under the Articles of Incorporation, Bylaws or other governance documents of the Company or any of its subsidiaries or any material indenture, mortgage, deed of trust or other contract or agreement to which the Company or any of its subsidiaries is a party or by which their respective assets are bound, or violate any statute, rule, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body.

3.4	Authority; Enforceability. The Company has full right, power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby to be performed by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the Related Agreements by the Company or to consummate the transactions contemplated hereby to be performed by the Company. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights, by the availability of injunctive relief or specific performance and by general principles of equity and, in the case of the Stockholders Agreement, any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

3.5	Litigation; Contingencies. Except as described in the Reports (as defined below), there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, agency or arbitrator that would result in any Material Adverse Effect or that questions the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the Related Agreements.

3.6	Subsidiaries. Except for the subsidiaries listed in Schedule 3.6 attached hereto, the Company has no subsidiaries or any material equity interests in any other corporation, partnership, limited liability company, joint venture or other entity (excluding joint ventures, joint operating or ownership arrangements and tax partnerships entered into in the ordinary course of business). Except as set forth on Schedule 3.6, the Company directly or indirectly owns one hundred percent (100%) of all of the issued and outstanding equity capital of each of the subsidiaries listed Schedule 3.6. Each subsidiary of the Company has been duly organized and is in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business; and each subsidiary of the Company is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. All of the issued and outstanding capital stock or similar equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or similar equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.7	Title to Assets. Except as otherwise set forth in Schedule 3.7(a), the Company and its subsidiaries have good and defensible title to all properties and assets owned by them, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any leased real or personal property, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries, under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. The Company and its subsidiaries have maintained all their tangible personal properties material to the business of the Company and its subsidiaries, taken as a whole, in good repair, working order and operating condition, subject to ordinary wear and tear, and all such assets are suitable for the purposes for which they are presently being used. The Company and its subsidiaries have all easements, rights-of-way and similar authorizations required for the use of the real properties and all other properties and assets owned by them and used in the conduct of the business as heretofore conducted. No material properties or assets of the Company and its subsidiaries, or any portion thereof, has been condemned or otherwise taken by any public authority, and neither the Company nor any of its subsidiaries has received written notice that any such condemnation or taking is threatened or contemplated.

3.8	Consents. The Company is not required to obtain any consent from or approval of any court, governmental entity or any other person in connection with the execution, delivery or performance by the Company of this Agreement or the Related Agreements and the transactions contemplated hereby and thereby, except such filings as may be required to be made under the Hart-Scott Rodino Act of 1976, as amended (the “HSR Act”), or with the Securities and Exchange Commission (“SEC”) or any state or foreign “blue sky” or securities regulatory authority. The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement of the Company.

3.9	Proprietary Rights. The Company and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have a Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that would have a Material Adverse Effect. The conduct of the Company’s and its subsidiaries’ respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way that would have a Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to the Company or any of its subsidiaries that would have a Material Adverse Effect.

3.10	Reports; Financial Statements. The Company has filed certain reports, schedules, forms, statements and other documents with the SEC as set forth in Schedule 3.10 and had certain correspondence with the SEC and has received certain comments with respect to such filings (all of the foregoing (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein and all comments and correspondence with respect thereto) being herein referred to as the “Filings”). The Company has made available to the Purchaser true and complete copies of the Filings and has made available to the Purchaser the audited consolidated financial statements of the Company for the fiscal years ending December 31, 2004 and 2005 and the interim financial statements for the six (6) months ending June 30, 2006 (the “Financial Statements” and collectively with the Filings, the “Reports”). As of their respective dates, the Filings complied in all material respects with the requirements of the laws, rules and regulations applicable to thereto. None of the Filings, at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements complied as to form in all material respects with applicable accounting requirements and the published securities laws, rules and regulations applicable thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All of the Financial Statements present fairly in all material respects the financial position and the results of operations of the Company and its subsidiaries as of the dates and for the periods shown therein, and to the knowledge of the Company, there has been no Material Adverse Effect on the financial condition of the Company since June 30, 2006. Except as disclosed in the Reports or as set forth on Schedule 3.10, neither the Company nor any of its subsidiaries has any debt, liability or obligation, contingent or otherwise, that would have a Material Adverse Effect. The accounting firm that has expressed its opinion with respect to the audited Financial Statements is independent of the Company pursuant to the standards promulgated by the SEC in Rule 2-01 of Regulation S-X and such firm was otherwise qualified to render the audit opinion under applicable laws. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in the Reports that has not been so disclosed.

3.11	Compliance with Laws; OSHA. The Company and its subsidiaries are in compliance with all applicable laws, ordinances, statutes, rules, regulations and orders promulgated by any court or federal, state or local governmental body or agency relating to its assets and business, except for such violations or failures to comply that would not result in a Material Adverse Effect. Since January 1, 2003, neither the Company nor any of its subsidiaries has received any notice, citation, claim, assessment or proposed assessment alleging any violation of any federal, state or local safety and health laws, except for any such violations as would not result in a Material Adverse Effect.

3.12	Labor Matters. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has experienced any work stoppage or other material labor disturbance within the past three years. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement with respect to its employees and, to the knowledge of the Company, there are no current attempts to organize its employees.

3.13	ERISA. Except as set forth in Schedule 3.13, neither the Company nor any of its subsidiaries maintains or sponsors any pension, retirement, savings, deferred compensation or profit-sharing plan or any stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan or any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), under which the Company has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits on account of employment with the Company (the term “plan” shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a “Plan”). Each Plan intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), is, and has been determined by the Internal Revenue Service to be, qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendments to or failure to amend any such Plan or any other circumstances adversely affects its tax qualified status. Neither the Company nor any of its subsidiaries has any liability for (i) any prohibited transaction (within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA) or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) with respect to any Plan or (ii) any complete or partial withdrawal liability (within the meaning of Sections 4203 and 4205 of ERISA, respectively), with respect to any pension benefit plan which is not a Plan but is subject to Title IV of ERISA, to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant.

3.14	Environmental Matters. The Company and each of its subsidiaries have obtained all Environmental Permits (as defined below) that are required with respect to their respective businesses, operations and properties, either owned or leased, and the Company, each of it subsidiaries, and their respective properties are in compliance with all terms and conditions of all applicable Requirements of Environmental Law and Environmental Permits, in each case except as would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice from any governmental authority of any unresolved violation or liability arising under any Requirements of Environmental Law or Environmental Permit in connection with its assets, businesses or operations, except for any such violation or liability as would not have a Material Adverse Effect.

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim or proceeding (including claims or proceedings under the Occupational Safety and Health Act or similar laws relating to safety of employees) that seeks to impose liability for (a) pollution or contamination of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) the transportation, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances. An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit.

“Environmental Permit” means any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or any foreign country or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of hydrocarbons or chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

“Requirements of Environmental Law” means all requirements in effect on the Closing Date imposed by any applicable law, rule, regulation or order of any federal, foreign, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority with jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets that relate to (a) pollution or protection of the ambient air, surface water, ground water or land; (b) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (c) exposure to hazardous or toxic substances; (d) the safety or health of employees; or (e) regulation of the manufacture, processing, distribution in commerce, use or storage of hydrocarbons or chemical substances.

3.15	Permits and Licenses. The Company and its subsidiaries have all licenses, permits and other authorizations necessary for the conduct of their respective businesses as they are currently being conducted, except where the failure to hold any such licenses, permits or authorizations would not have a Material Adverse Effect.

3.16	Insurance. The Company and its subsidiaries maintain insurance policies (together with all riders and amendments) relating to the assets or the businesses of the Company and its subsidiaries with coverage limits in amounts that the Company believes are customary in the industry. Such insurance policies are in full force and effect and all premiums due thereon have been paid or accrued on the books of the Company.

3.17	Taxes. Each of the Company and its Subsidiaries (a) has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except immaterial items being contested in good faith and for which the Company has made appropriate reserves on its books, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. The charges, accruals and reserves on the books of the Company in respect of taxes for all prior fiscal periods are considered adequate by the Company, the Company knows of no assessment for additional taxes for any of such fiscal years or any basis therefor and there are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s knowledge, there is no basis for any such claim. All tax returns and reports that have been filed by the Company and its subsidiaries are complete in all material respects. To the knowledge of the Company, no claim has been made that the Company or any of its subsidiaries is subject to a tax in any jurisdiction in which the Company or any of its subsidiaries has not filed a return and that remains unpaid as of the date hereof. The Company and its subsidiaries have withheld and paid all material amounts of taxes required to have been withheld and paid in connection with amounts previously paid to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any of its subsidiaries has been the subject of an audit and neither the Company not any of its subsidiaries has waived any statute of limitations or agreed to an extension of time with respect to a tax assessment or deficiency.

3.18	Absence of Certain Developments. Since December 31, 2005, there has been no change in the business or operations of the Company or any of its subsidiaries that would have a Material Adverse Effect, except changes in the ordinary course of business and changes disclosed in the Reports; and, except as set forth in Schedule 3.18, the Company has not, directly or indirectly, declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of the Company. The Company has not, since such date, directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose.

3.19	Fees. Except for the fees described in Schedule 3.19, which would be paid by the Sellers, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for investment banking fees, brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement and the Related Agreements.

3.20	Investment Company. The Company is not, and after giving effect to the offering and sale of the Company Shares and the application of proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940.

3.21	Forward Looking Statements. The statistical and market-related data and forward looking statements included in the Reports are based on or derived from sources the Company believes to be reliable and accurate in all material respects and represents the Company’s good faith estimates that are made on the basis of data derived from such sources.

3.22	Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the board of directors of the Company (in the absence of an audit committee) have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s auditors. The Company and its subsidiaries are in material compliance with any provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder to the extent applicable to the Company as of the date of this Agreement. However, the Company has not been required, and has not, completed any review of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended.

3.23	Affiliate Transactions. There are no transactions affecting the business of the Company or any of the Company’s subsidiaries or their respective assets between the Company or any subsidiary of the Company, and any officer, director or other affiliates of the Company or any affiliates of any officer or director, except as set forth in the Reports. As used in this Agreement, “affiliate” means, with respect to any person, each other person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such person.

3.24	Exempt Offering. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 5, the offer, sale and issuance of the Shares pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Regulation D thereunder and any applicable state securities laws.

3.25	Disclosure. No representation or warranty of the Company set forth in this Agreement contains, or will contain as of the Effective Time, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

3.26	Acknowledgement. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the Related Agreements has been based solely on the independent evaluation by the Company and its representatives of all of the terms and conditions of the transactions contemplated thereby.

4. Representation and Warranties of the Selling Stockholders. As an inducement to the Purchaser to enter into this Agreement each Selling Stockholder represents and warrants to the Purchaser as to such Selling Stockholder that:

4.1	Ownership of SH Shares. Such Selling Stockholder will have on the Closing Date good and marketable title to such Selling Stockholder’s SH Shares, free and clear of all liens, encumbrances, charges, equities, proxies, voting trusts, restrictions, agreements, rights of first refusal and imperfections of title other than those imposed by the Company’s certificate of incorporation or bylaws. Such Selling Stockholder is currently the holder of record of the SH Shares being sold to the Purchaser, and no person or entity other than such Selling Stockholder has: (a) any beneficial or other interest or right to ownership or possession of such Selling Stockholder’s SH Shares; or (b) the right to rescind, revoke, disaffirm, terminate or invalidate this Agreement or the conveyance of such Selling Stockholder’s SH Shares.

4.2	Certain Interests. Since December 31, 2005, except as disclosed in the Reports or as set forth on Schedule 3.18, neither such Selling Stockholder nor any relative or affiliate of such Selling Stockholder, has acquired any interest in any of the property of the Company or its subsidiaries (except as a Stockholder) or has entered into any business relationship with the Company or its subsidiaries (except as an employee, officer or Stockholder).

4.3	Authority. Such Selling Stockholder has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is legal, valid and binding with respect to such Selling Stockholder and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights, by the availability of injunctive relief or specific performance and by general principles of equity. On execution, delivery and performance of this Agreement in accordance with its terms, the Buyer will receive ownership of such Selling Stockholder’s SH Shares free of all claims, liens, encumbrances, obligations and liabilities of any kind other than as set forth in the Stockholders’ Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf such Selling Stockholder.

4.4	Prior Obligations. Such Selling Stockholder has no contractual obligation relating to the disposition, by merger or otherwise, of all or any of the equity securities of the Company except as contained in this Agreement.

4.5	Litigation. There is no action, suit or proceeding pending or threatened against such Selling Stockholder or such Selling Stockholder’s SH Shares and no proceeding, investigation, charge, audit or inquiry threatened or pending before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality which might result in an adverse effect on such Selling Stockholder’s SH Shares.

4.6	Consents and Approvals. The execution, delivery, performance and consummation of this Agreement does not and will not: (a) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which such Selling Stockholder is a party or is bound; (b) violate, conflict or constitute a breach of any statute, regulation or judicial or administrative order, award, judgment or decree to which such Selling Stockholder is a party or is bound; or (c) result in the creation, imposition or continuation of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatsoever, on or affecting such Selling Stockholder’s SH Shares.

4.7	No Breach; Governmental Authorizations. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement by such Selling Stockholder will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority to which such Selling Stockholder is subject or of any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder’s SH Shares are bound, or constitute a material default thereunder, or result in the creation of any material lien, charge or encumbrance upon any of such Selling Stockholder’s SH Shares or cause any acceleration of maturity of any material obligation or loan, or give to any Person any material interest or rights, including rights of termination, cancellation or first refusal, in or with respect to such Selling Stockholder’s SH Shares.

4.8	Powers of Attorney. There are no outstanding powers of attorney or proxies relating to or affecting such Selling Stockholder’s SH Shares.

5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:

5.1	Organization and Existence. The Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power to carry on its business as now conducted and is qualified to do business in those jurisdictions where its lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Purchaser or any of its subsidiaries taken as a whole (a “Purchaser Material Adverse Effect”).

5.2	No Conflict. The execution and delivery of this Agreement and the Related Agreements by the Purchaser, and performance by the Purchaser hereunder and thereunder, including the issuance of the Exchange Shares, will not result in a violation or breach of any term or provision of or constitute a default or accelerate the performance required under the Articles of Incorporation or Bylaws of the Purchaser or any material indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

5.3	Authority; Enforceability. The Purchaser has full right, power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby to be performed by the Purchaser have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the Related Agreements by the Purchaser or to consummate the transactions contemplated hereby to be performed by the Purchaser. This Agreement and the Related Agreements will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights, by the availability of injunctive relief or specific performance and by general principles of equity.

5.4	Consents. The Purchaser is not required to obtain any consent from or approval of any court, governmental entity or any other person in connection with the execution, delivery or performance by it of this Agreement or the Related Agreements and the transactions contemplated hereby, except such filings as may be required to be made under the HSR Act. The consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement of the Purchaser.

5.5	Investment Representations. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act with total assets in excess of $1 billion, and (by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) it is capable of evaluating the merits and risks of its investment in the Company. The Purchaser acknowledges that it has had, or will have prior to Closing, the opportunity to ask questions of the officers of the Company. In reaching the conclusion that it desires to acquire the Shares, the Purchaser has evaluated its financial resources and investment position and the risks associated with this investment and acknowledges that it is able to bear the economic risks of this investment. As of the date hereof, the Purchaser represents, warrants and agrees that it is acquiring the Shares solely for its own account, for investment, and not with a view to the distribution or resale thereof. The Purchaser further represents that its present financial condition is such that it is not under any present necessity or constraint to dispose of such Shares to satisfy any existing or contemplated debt or undertaking and that the investment is suitable for the Purchaser upon the basis of the Purchaser’s other security holdings, financial situation and needs. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the offering of the Shares has not been registered under the Securities Act and, accordingly, the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Purchaser agrees that any certificates evidencing the Shares must bear a legend restricting the transfer thereof as set forth in Section 2.2 and that a notice may be made in the records of the Company or to its transfer agent restricting the transfer of the Shares in a manner consistent with the foregoing.

5.6	Purchaser Filings and Reports In connection with the issuance of the Exchange Shares, the Purchaser hereby represents and warrants to Altoma only that:

(a) The Purchaser has filed certain reports, schedules, forms, statements and other documents with the SEC under the Exchange Act as set forth in Schedule 5.6 (all of the foregoing, including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being herein referred to as the “Purchaser Filings”). The Purchaser Filings and the audited consolidated financial statements of the Purchaser for the fiscal years ending December 31, 2004 and 2005 and the interim financial statements as of and for the three and six months ending June 30, 2006 contained in the Purchaser Filings on Form 10-K and Form 10-Q (the “Purchaser Financial Statements”) are available to Altoma on the SEC’s web site at www.sec.gov. As of their respective dates, the Purchaser Filings complied in all material respects with the requirements of the laws, rules and regulations applicable to thereto. None of the Purchaser Filings, at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Purchaser Financial Statements complied as to form in all material respects with applicable accounting requirements and the published securities laws, rules and regulations applicable thereto. The Purchaser Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Purchaser and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Schedule 5.6 or in the Purchaser Filings, all of the financial statements present fairly in all material respects the financial position and the results of operations of the Purchaser and its subsidiaries as of the dates and for the periods shown therein, and to the knowledge of the Purchaser, there has been no Purchaser Material Adverse Effect on the financial condition of the Purchaser since June 30, 2006. Except as disclosed in the Purchaser Filings or as set forth on Schedule 5.6, neither the Purchaser nor any of its subsidiaries has any debt, liability or obligation, contingent or otherwise, that would have a Purchaser Material Adverse Effect. The accounting firm that has expressed its opinion with respect to the audited Purchaser Financial Statements is independent of the Purchaser pursuant to the standards promulgated by the SEC in Rule 2-01 of Regulation S-X and such firm was otherwise qualified to render the audit opinion under applicable laws. There is no transaction, arrangement or other relationship between the Purchaser and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Purchaser in the Purchaser Filings that has not been so disclosed.

(b) Since December 31, 2005, there has been no change in the business or operations of the Purchaser or any of its subsidiaries that would have a Purchaser Material Adverse Effect, except changes in the ordinary course of business and changes disclosed in the Purchaser Filings; and, except as disclosed in the Purchaser Filings prior to the date of this Agreement, the Purchaser has not, directly or indirectly, declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of the

Purchaser. Except in the ordinary course of business, the Purchaser has not, since the date of the most recent Purchaser Report, directly or indirectly redeemed, purchased or otherwise acquired any such shares or declared or agreed to do so or set aside any sum or property for any such purpose.

5.7	Fees. There are no contracts, agreements or understandings between the Purchaser and any person that would give rise to a valid claim against the Sellers for investment banking fees, brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement and the Related Agreements.

6. Nature and Survival of Representations and Warranties; Indemnity.

6.1	Survival of Representations and Warranties. All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one year after the date of the Closing; provided, notwithstanding the foregoing, the representations and warranties set forth in Sections 1.2 (Authorization), 3.4 (Authority; Enforceability), 3.19 (Fees), 4.1 (Ownership of SH Shares), 4.3 (Authority), 5.3 (Authority; Enforceability), 5.5 (Investment Representation) and 5.7 (Fees), shall survive the Closing Date indefinitely.

6.2	Indemnity by the Company. The Company shall indemnify and hold harmless the Purchaser and the officers, directors, managers, agents, affiliates and representatives of the Purchaser (the “Purchaser Indemnitees”) from and against, and shall reimburse the Purchaser Indemnitees for, any loss, liability, damage or expense, including reasonable attorneys’ fees and costs of investigation incurred as a result thereof, that the Purchaser shall incur or suffer (collectively, the “Purchaser Recoverable Losses”), arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty contained in Article 3 hereof on the part of the Company, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Related Agreements on the part of the Company.

6.3	Indemnity by the Selling Stockholders. Each Selling Stockholder shall indemnify and hold harmless the Purchaser the Purchaser Indemnitees from and against, and shall reimburse the Purchaser Indemnitees for, any Purchaser Recoverable Losses, arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty contained in Article 4 hereof on the part of such Selling Stockholder, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Related Agreements on the part of such Selling Stockholder.

6.4	Indemnity by the Purchaser. The Purchaser shall indemnify and hold harmless the Sellers and their respective officers, directors, managers, agents, affiliates and representatives (the “Seller Indemnitees”) from and against, and shall reimburse the Seller Indemnitees for, any loss, liability, damage or expense, including reasonable attorneys’ fees and cost of investigation incurred as a result thereof, that the Company shall incur or suffer (collectively, the “Seller Recoverable Losses”) arising out of or resulting from (a) any misrepresentation or breach of any representation or warranty contained in Article 5 hereof on the part of the Purchaser, or (b) any nonfulfillment or breach of any agreement or covenant under or pursuant to this Agreement or the Related Agreements on the part of the Purchaser.

6.5	Limitation of Liability.

(a) Notwithstanding any liability that the Company, the Selling Stockholders or the Purchaser may incur in Sections 6.2, 6.3 and 6.4, respectively, above: (a) the Company shall not be obligated for a Purchaser Recoverable Loss unless and until such loss, individually, or in the aggregate, shall exceed $5,000,000, in which case the Company shall be obligated for all amounts in excess thereof; (b) no Selling Stockholder shall be obligated for a Purchaser Recoverable Loss caused by such Selling Stockholder until such loss, individually, or in the aggregate, shall exceed $5,000,000, in which case such Selling Stockholder shall be obligated for all amounts in excess thereof; and (c) the Purchaser shall not be obligated for a Seller Recoverable Loss, unless and until such loss, individually, or in the aggregate, shall exceed $5,000,000, in which case the Purchaser shall be obligated for all amounts in excess thereof; provided, notwithstanding the foregoing, the Purchaser shall be liable for any and all Seller Recoverable Loss related to its obligation to pay the cash Purchase Price in full and to deliver all of the Exchange Shares at the Closing.

(b) NOTWITHSTANDING ANY PROVISION IN ANY OTHER SECTION OF THIS AGREEMENT TO THE CONTRARY, NO PURCHASER RECOVERABLE LOSS OR SELLER RECOVERABLE LOSS WILL INCLUDE ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR TREBLE DAMAGE (COLLECTIVELY, THE “EXCLUDED DAMAGES”) SUFFERED BY THE PURCHASER INDEMNITEES OR THE SELLER INDEMNITEES. THE PURCHASER HEREBY RELEASES THE COMPANY, TO THE FULLEST EXTENT APPLICABLE LAW PERMITS, FROM LIABILITY FOR ALL EXCLUDED DAMAGES, AND THE COMPANY HEREBY RELEASES THE PURCHASER, TO THE FULLEST EXTENT APPLICABLE LAW PERMITS, FROM LIABILITY FOR ALL EXCLUDED DAMAGES.

6.6	Exclusive Remedy. The rights to indemnification set forth in this Article 6 shall be the sole and exclusive remedy of the Purchaser Indemnitees against the Sellers and the Seller Indemnitees against the Purchaser, respectively (except to the extent that the Purchaser Indemnitees or the Seller Indemnitees may have any claim against the other party arising out of or based on fraud).

7. Conditions Precedent. The obligation of the Purchaser hereunder to purchase the Shares is subject to the satisfaction or waiver of each of the following conditions:

7.1	Certain Actions. No preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement and no action will have been commenced or threatened against the Company, the Selling Stockholders or the Purchaser or any of their respective affiliates, associates, officers or directors seeking to prevent or challenge the transactions contemplated by this Agreement or seeking damages arising from the transactions contemplated by this Agreement.

7.2	Representations and Warranties.

(a) All representations and warranties of the Company and the Selling Stockholders contained herein will be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that a representation specifically speaks to an earlier date, in which case such representation shall continue to remain true and correct as of the Closing Date with respect to such earlier date), and the Purchaser will have received a certificate signed by the Company and each of the Selling Stockholders to such effect.

(b) All representations and warranties of the Purchaser contained herein will be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that a representation specifically speaks to an earlier date, in which case such representation shall continue to remain true and correct as of the Closing Date with respect to such earlier date), and the Company and the Selling Stockholders will have received a certificate signed by the Purchaser to such effect.

7.3	Related Agreements. All of the parties thereto shall have executed and delivered the Related Agreements.

7.4	Material Adverse Change; Purchaser Material Adverse Change.

(a) There shall not have occurred since the date hereof any material adverse change in the financial condition, results of operations or business of the Company excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally or any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof.

(b) There shall not have occurred since the date hereof any material adverse change in the financial condition, results of operations or business of the Purchaser excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally or any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof.

7.5	Company Requirements. All statutory, regulatory, listing agency and other requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all governmental or other authorities required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

7.6	Opinions of Counsel. The Purchaser shall have received opinions of counsel for the Company and the Sellers as set forth on Exhibit E hereto. Altoma shall have received opinion of counsel for the Purchaser as set forth on Exhibit F hereto.

7.7	Delivery of Company Shares and Exchange Shares.

(a) The Company shall have issued and delivered the Company Shares as directed in writing by the Purchaser and each Selling Stockholder shall have delivered such Selling Stockholder’s SH Shares along with executed powers separate from the certificates for such SH Shares.

(b) The Purchaser shall have issued and delivered the Exchange Shares as directed in writing by Altoma.

7.8	Evidence of Authority; Good Standing.

(a) The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the Closing Date attaching certificates of good standing for the Company as of a recent date and certifying the resolutions of the board of directors of authorizing the Company to execute deliver and perform the transactions contemplated by this Agreement and the Related Agreements.

(b) The Purchaser shall have delivered to Altoma a secretary’s certificate, dated as of the Closing Date attaching certificates of good standing for the Purchaser as of a recent date and certifying the resolutions of the board of directors of authorizing the Purchaser to execute deliver and perform the transactions contemplated by this Agreement and the Related Agreements, including the issuance of the Exchange Shares.

7.9	HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and all other statutory requirements for the valid consummation by the Sellers of the transactions contemplated by this Agreement shall have been fulfilled.

8. Miscellaneous.

8.1	Financial Statements and Other Information. Upon the written request of the Purchaser, the Company will provide to the Purchaser copies of all financial statements and other information provided to any governmental authority, lender, investor, partner, or Stockholder.

8.2	Expenses. Each Seller and the Purchaser will pay all costs and expenses (including legal fees) incurred by it in connection with this Agreement and the transactions contemplated hereby.

8.3	Notices. All notices and other communications provided for or permitted hereunder must be in writing and will be deemed delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom the notice or communication is sent, or (ii) if deposited with the United States postal service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties at the address of that party set forth or referred to below (or at such other address as that party may designate by written notice to each other party in accordance herewith):

(a)	if to the Sellers, to:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attention: Mr. Mark Fischer

Fax No.: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: Mr. David C. Buck

Fax No.: (713) 220-4285

Altoma Energy

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attention: Mr. Charles Fischer

Fax No.: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant P.L.L.C. Two

Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Mr. Randall D. Mock

Fax: 405-235-0333

Fischer Investments, L.L.C.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Fax No.: (405) 478-2906

with a copy (which will not constitute notice for purposes of this Agreement) to:

Mock, Schwabe, Waldo, Elder, Reeves & Bryant P.L.L.C. Two

Leadership Square, 14th Floor

211 North Robinson

Oklahoma City, Oklahoma 73102

Attn: Mr. Randall D. Mock

Fax: 405-235-0333

(b)	if to the Purchaser, to:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Attention: Mr. Douglas J. Jacobson

Fax No.: (405) 879-9546

with a copy (which will not constitute notice for purposes of this Agreement) to:

Commercial Law Group, P.C.

2725 Oklahoma Tower

210 Park Avenue

Oklahoma City, Oklahoma 73102-5643

Attention: Mr. Ray Lees

Fax No.: (405) 232-5553

8.4	Entire Agreement; Amendments. This Agreement, the Related Agreements, the schedules hereto and thereto and the documents specifically referred to herein and therein or executed contemporaneously therewith constitute the entire agreement, understanding, representations and warranties of the parties hereto related to the subject matter hereof and supercede all prior agreements of the parties related to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by each of the parties hereto.

8.5	Assignment. This Agreement may be assigned at any time by the Purchaser to a wholly owned subsidiary of the Purchaser without the prior consent of the Sellers so long as the party to whom this Agreement is assigned (a) is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (b) would constitute a “Permitted Transferee” of the Purchaser under the Stockholders’ Agreement, and (c) agrees in writing to be bound by all terms and conditions contained herein. No other assignment may be made by the Purchaser or the

Sellers without the other parties’ prior written consent. Subject to the provisions of this Section 8.5, this Agreement will inure to the benefit of and be binding on the successors and assigns of each of the parties hereto.

8.6	No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third party beneficiary of this Agreement.

8.7	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement.

8.8	Headings: Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not limit or affect the meaning or interpretation of this Agreement. Whenever the context requires, references in this Agreement to the singular number shall include the plural and vice versa, and words denoting gender shall include the masculine, feminine and neuter. This Agreement uses the words “herein,” “hereof,” “hereto” and “hereunder” and words of similar import to refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the word “including” (and, with correlative meaning, the word “include”) means including without limiting the generality of any description preceding that word, and the verbs “shall” and “will” are used interchangeably and have the same meaning.

8.9	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to any principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction.

8.10	Arbitration.

(a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives and parties who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other party a written response. The notice and response shall include (a) a statement of that party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the initial notice, the executives of each of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(b) Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, that has not been resolved by as provided herein within 45 days after initiation, shall be submitted to binding arbitration to be conducted in Oklahoma City, Oklahoma, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that there will be one arbitrator selected by Buyer, one arbitrator selected by the Sellers and a third arbitrator selected by those two arbitrators. The arbitrators will be instructed and empowered to take reasonable steps to expedite the arbitration and the arbitrators’ judgment will be final and binding upon the parties subject solely to challenge on the grounds of fraud or gross misconduct. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction. Unless otherwise expressly set forth in this Agreement, the procedures specified in this Section 8.10 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement. Notwithstanding the foregoing, a party may seek a preliminary injunction or other provisional judicial relief if in such party’s judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

(c) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be impossible or impractical.

8.11	Attorney Fees. Without limiting the arbitrators’ right to award costs and/or attorneys’ fees pursuant to Section 8.10 hereof, if any action at law or in equity is brought to secure injunctive relief, enforce an arbitration award or, subject to Section 8.10 hereof, enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

8.12	Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

8.13	JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and by the Purchaser by their respective officers duly authorized effective as of the date first above written.

THE COMPANY:

CHAPARRAL ENERGY, INC., a Delaware corporation

By:	/s/ Mark A. Fischer
Mark A. Fischer, President and CEO

THE SELLING STOCKHOLDERS:

ALTOMA ENERGY, an Oklahoma general partnership

By:	/s/ Charles A. Fischer, Jr.
Charles A. Fischer, Jr., Managing General Partner

FISCHER INVESTMENTS, LLC, an Oklahoma limited liability company

By:	/s/ Mark A. Fischer
Mark A. Fischer, Manager

THE PURCHASER:

CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon, Chief Executive Officer

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